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                                                                      EXHIBIT 11

                           FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
            FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 1999

                   (In Thousands, except per share amounts)
                                  (unaudited)


                     Nine Months Ended September 30, 1999

                                                                                  Weighted
                                                                                   Average        Per
                                                                      Income       Shares        Share
                                                                      ------       ------        -----
Income available to common stockholders                               $5,943        5,701            --

Unearned ESOP shares                                                      --         (552)           --

Unearned MRP shares                                                       --         (242)           --
                                                                      ------      -------        ------

Basic earnings per share                                               5,943        4,907          1.21

Effect of dilutive securities:
   MRP shares                                                             --           65            --
   Stock options                                                          --          143            --
                                                                      ------      -------        ------

Diluted earnings per share                                            $5,943        5,115         $1.16
                                                                      ======      =======        ======

                     Three Months Ended September 30, 1999

                                                                                  Weighted
                                                                                   Average        Per
                                                                      Income       Shares        Share
                                                                      ------       ------        -----
Income available to common stockholders                                1,975        5,386           --

Unearned ESOP shares                                                      --         (543)          --

Unearned MRP shares                                                       --         (242)          --
                                                                      ------      -------

Basic earnings per share                                               1,975        4,601        $0.43
                                                                                                 =====

Effect of dilutive securities:
   MRP shares                                                             --           65           --
   Stock options                                                                      139
                                                                      ------      -------      -------
                                                                      $1,975        4,805        $0.41
                                                                      ======      =======      =======